UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2006

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(Address of principal executive offices including Zip Code)

(330) 659-8900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) On December 14, 2006, the Board of Directors of National Interstate Corporation (the “Company”) appointed Alan R. Spachman as Chief Executive Officer and promoted David W. Michelson to President. These appointments are effective January 1, 2007. Mr. Spachman will retain his position as Chairman of the Board and the Company’s principal executive officer. Mr. Michelson will retain his position as Chief Operating Officer.

Mr. Spachman, age 59, has served as the Company’s Chairman since 2004 and President since 1989. Mr. Michelson, age 49, has served as the Company’s Executive Vice President and Chief Operating Officer since 2005 and Senior Vice President, Commercial Lines from 2000 to 2005.

In connection with these changes, the Company will enter into separate multi-year employment and non-competition agreements with both Mr. Spachman and Mr. Michelson on terms and conditions to be negotiated. These agreements will be effective January 1, 2007 and will be disclosed in a separate filing after such date. The terms and conditions of the Employee Retention Agreement with Mr. Michelson previously filed on February 13, 2006 remain unchanged.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated December 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Paul F. Haffner
Paul F. Haffner
Vice President, Secretary and General Counsel

Date: December 18, 2006